Exhibit 3.36

CORPORATE ACCESS NUMBER: 2011763543

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

AARCAM PROPANE & CONSTRUCTION HEAT LTD.

WAS INCORPORATED IN ALBERTA ON 2005/06/15.

Articles of Incorporation
For
AARCAM PROPANE & CONSTRUCTION HEAT LTD.

Share Structure:	THE CORPORATION IS AUTHORIZED TO ISSUE SHARES IN ACCORDANCE WITH SCHEDULE A ATTACHED HERETO, WHICH IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Share Transfers Restrictions:	NO SHARES OF THIS CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE DIRECTORS OF THE CORPORATION, AS EVIDENCED BY A RESOLUTION OF THE DIRECTORS OF THE CORPORATION.

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	15

Business Restricted To:	NONE

Business Restricted From:	NONE

Other Provisions:	SCHEDULE B ATTACHED HERETO IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Registration Authorized By:	RICHARD HORNE
SOLICITOR

Articles of Incorporation

SCHEDULE “A” TO THE ARTICLES OF INCORPORATION OF
AARCAM PROPANE & CONSTRUCTION HEAT LTD.

•                  The authorized capital of the Corporation shall be unlimited.

•                  The Corporation is empowered to create, alter, vary or delete classes of shares (each with or without an unlimited maximum consideration) as may from time to time be authorized by the Directors to the extent permitted by law.

•                  Until further resolution of the Directors, the Corporation is authorized to issue:

An unlimited number of Class “A” Voting Common Shares, an unlimited number Class “B” Voting Common Shares, an unlimited number of Class “C” Voting Common Shares having the following rights, privileges, restrictions and conditions:

Voting:  Excepting meetings at which only a specified class or series of shares is entitled to vote, holders of voting Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, and on each question that comes before the meeting to have one vote for each Voting Common Share held;

Dissolution: Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Voting Common Shares with respect to the receipt of the property of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, in the event of the liquidation, dissolution or winding-up of the Corporation, or the distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Voting Common Shares shall be entitled to receive the remaining property of the Corporation pro-rata with the holders of the Non-Voting Common Shares;

Dividends:  Subject to the rights of the holders of the First preferred Shares or any other class or series of shares ranking senior to the Voting Common Shares with respect to the receipt of dividends on the Common Shares to the exclusion of any other class or classes of shares and may declare and pay dividends on any other class or classes of shares and may declare and pay dividends on any other class of classes of shares to the exclusion of Voting Common Shares.

An unlimited number of Class “D” Non-Voting Common Shares the following rights, privileges, restrictions and conditions:

Voting:  Subject to the provisions of the Business Corporations Act, the holders of Non-Voting Common Shares shall not be entitled to receive notice of nor to attend or vote at any meeting of shareholders of the Corporation;

Dissolution: Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of property of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Common Shares shall be entitled to receive the remaining property of the Corporation pro-rata with the holders of the Voting Common Shares;

Dividends: Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of dividends on the Non-Voting Common Shares to the exclusion of any other class or classes of shares and may declare and pay dividends on any other class or classes of shares to the exclusion of the Non-Voting Common Shares;

An unlimited number of Class “E” Non-Voting Common Shares the following rights, privileges, restrictions and conditions:

524-11TH Avenue SW, Calgary, Alberta, T2R OC8

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Voting: Subject to the provisions of the Business Corporations Act, the holders of Non-Voting Common Shares shall not be entitled to receive notice of nor to attend or vote at any meeting of shareholders of the Corporation;

Dissolution:  Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of property of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Common Shares shall be entitled to receive the remaining property of the Corporation pro-rata with the holders of the Voting Common Shares;

Dividends: Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of dividends on the Non-Voting Common Shares to the exclusion of any other class or classes of shares and may declare and pay dividends on any other class or classes of shares to the exclusion of the Non-Voting Common Shares;

An unlimited number of Class “F” Non-Voting Common Shares the following rights, privileges, restrictions and conditions:

Voting:  Subject to the provisions of the Business Corporations Act, the holders of Non-Voting Common Shares shall not be entitled to receive notice of nor to attend or vote at any meeting of shareholders of the Corporation;

Dissolution: Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of property of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Common Shares shall be entitled to receive the remaining property of the Corporation pro-rata with the holders of the Voting Common Shares;

Dividends:  Subject to the rights of the holders of the First Preferred Shares or any other class or series of shares ranking senior to the Non-Voting Common Shares with respect to the receipt of dividends on the Non-Voting Common Shares to the exclusion of any other class or classes of shares and may declare and pay dividends on any other class or classes of shares to the exclusion of the Non-Voting Common Shares;

An unlimited number of First Preferred Shares which shall be issuable in one or more series, each series having such designation, consisting of such number and having such rights, privileges, restrictions and conditions as the Directors of the Corporation may determine before issuance and as are not inconsistent with the following rights, privileges, restrictions and conditions:

Dissolution:  In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the First Preferred Shares shall be entitled to a preference with respect to the payment of unpaid cumulative dividends and declared but unpaid non-cumulative dividends on the First Preferred shares and with respect to the return of capital on the First Preferred Shares, over the holders of the Voting Common Shares, the holders of the Non-Voting Common Shares and the holders of any other class or series of shares ranking junior to the First Preferred Shares with respect to the receipt of dividends or the return of capital on the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

Dividends: The holders of the First Preferred Shares shall be entitled to a preference over holders of the Voting Common Shares and the holders of the Non-Voting Common Shares and any other class or series of shares ranking junior to the First Preferred Shares with respect to the receipt of cumulative or non-cumulative dividends on the First Preferred Shares.

Without limiting the generality of the power and authority of the Directors of the Corporation to fix the rights, privileges, restrictions and conditions attaching to any series of the First Preferred Shares, the Directors of the Corporation shall have the power and authority, subject to any limitations contained in the Alberta Business Corporations Act, and to the limitations set out above, to determine, prior to issuance of any series of the First Preferred Shares;

(a)                                  the terms and extent of the preference of the holders of shares of such series to receive dividends thereon and whether such dividends shall be cumulative or non-cumulative; the rate or amount or method calculating such dividends and the time, place and method of payment thereof;

(b)                                 the price and terms if any, of the whole or partial redemption of the shares of such series including the right, if any, of any holder of shares of such series to require the Corporation to purchase or redeem same; the time, place and method of payment of the redemption or purchase price thereof; and the terms of any plan or sinking fund, if any, to provide for such redemption or purchase;

(c)                                  The rights, if any, of any holder of shares or such series to convert or exchange such shares for shares of any other class or series or for other securities issued by the Corporation; and the price or rate or method of calculating the price or rate at which such right to convert or exchange may be exercised and the events, if any, upon which such price, rate or method will be amended; and

(d)                                 The right, if any, of holders of shares of such series to receive notice of and attend and vote at meetings of shareholders of the Corporation; the events, if any, giving rise to such rights; the circumstances, if any, during which such rights will continue; the matters if any in respect of which such rights may be exercised; and the number of votes which may be cast in respect of each such share held.

Articles of Incorporation

SCHEDULE “B” TO THE ARTICLES OF INCORPORATION OF
AARCAM PROPANE & CONSTRUCTION HEAT LTD.

Other Provisions:

1.               The right to transfer the corporation’s shares is restricted.

2.               The number of shareholders of the time being of the Corporation shall be restricted to fifteen (15), exclusive of persons who are in the employment of the Corporation and persons who, having been in the employment of the Corporation, have continued after the termination of such employment to be shareholders of the Corporation, provided that where two (2) or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

3.               No invitation shall be made to the public to subscribe for any shares of the Corporation.

4.               The Corporation shall have a lien on the shares registered in the name of a shareholder of the Corporation or his legal representative for debts, liabilities and engagements of that shareholder solely or jointly with any person to or with the Corporation.

5.               If authorized by By-Law which is duly made by the Directors and confirmed by ordinary resolution, the Directors of the Corporation may from time to time, at their discretion, raise or borrow money for the purpose of the Corporation’s business and may secure the repayment of the same by mortgage or charge upon the undertaking and the whole or any part of the assets and property of the Corporation (present and future) including its uncalled or unissued capital, and may issue bonds, debentures or debenture stocks payable to bearer or otherwise, give and grant securities under The Bank Act, and generally raise or borrow money for the purposes of the Corporation, secured or charged upon the whole or any part of the assets and properties of the Corporation, or otherwise as may be advisable or necessary in the interest thereof.

Any such by-law may provide for the delegation of such powers by the Directors to such Officers or Directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

524-11TH Avenue SW, Calgary, Alberta, T2R OC8

www.2629999.com